EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Third Quarter 2022 Results

MATTOON, Ill., Oct. 27, 2022 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended September 30, 2022.

Highlights

  Net income of $17.9 million, or $0.88 diluted EPS
  Adjusted net income (non-GAAP) of $18.5 million, or $0.90 diluted EPS
  Solid loan growth of $71.6 million, or 1.5% for the quarter
  Strong asset quality ratios with adversely classified loans declining by 15.3% for the quarter
  Board of Directors declares regular quarterly dividend of $0.23 per share

“Our third quarter results were highlighted by solid loan growth and the strength in the credit quality of our loan portfolio,” said Joe Dively, Chairman and Chief Executive Officer. “Our diversified revenue sources continued to perform well with wealth management and insurance driving a year-over-year increase in noninterest income, despite significantly lower mortgage banking revenues. Net interest income and margin increased in the period, despite the significant movement in interest rates by the Federal Reserve adding pressure on funding costs.”

Net Interest Income

Net interest income for the third quarter of 2022 increased by $1.4 million, or 3.1% compared to the second quarter of 2022. Interest income increased by $5.5 million primarily driven by loan growth and higher interest rates. Interest expense increased by $4.0 million on increased rates and higher balances. Accretion income was the same as the previous quarter at $0.9 million.

In comparison to the third quarter of 2021, net interest income increased $2.8 million, or 6.1%. The increase was primarily the result of organic loan growth, the impact of the Jefferson Bank and Trust (“Jefferson”) acquisition, and rising interest rates.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.21% for the third quarter of 2022, which was an increase of 1 basis point compared to the prior quarter. Earning asset yields increased by 27 basis points and the average cost of funds increased 26 basis points.

In comparison to the third quarter of last year, the net interest margin decreased 17 basis points.   The primary reasons for the decrease were due to $0.7 million of lower accretion income and $5.1 million of lower PPP fee income compared to the third quarter of 2021.

Loan Portfolio

Total loans ended the quarter at $4.72 billion, representing an increase of $71.6 million compared to the prior quarter. Growth occurred in all sectors, except multifamily, which had multiple payoffs in the quarter from customer asset sales.

Asset Quality

First Mid’s asset quality continues to be very strong and positioned well for the varying economic cycles. On a combined basis, special mention and substandard loans decreased in the quarter by $11.3 million.   As of September 30, 2022, the allowance for credit losses (“ACL”) decreased by $0.3 million to $58.8 million with an ending ACL to total loans ratio of 1.25%. In addition, the Company has $7.6 million, or 16 basis points, of discount remaining on purchased loans. Provision expense was recorded in the amount of $0.1 million and net charge offs totaled $0.4 million. Also, at the end of the third quarter, the ratio of non-performing loans to total loans was 0.44%, and the ACL to non-performing loans was 282%.   The ratio of nonperforming assets to total assets was 0.38% at quarter end. Nonperforming loans increased $0.8 million in the period to $20.8 million.

Deposits

Total deposits ended the quarter at $5.48 billion, which represented an increase of $164.2 million from the prior quarter. The increase was primarily in money market balances where funds were moved from lower interest-bearing products and balances added from customer asset sales. The Company’s average rate on cost of funds was 0.56% compared to 0.30% in the prior quarter, and 0.29% versus the third quarter of 2021.

Noninterest Income

Noninterest income for the third quarter of 2022 was $16.8 million compared to $18.6 million in the second quarter of 2022.   The decrease was expected as the third quarter typically reflects a seasonal decline in our wealth management revenues from farmland sales and in insurance renewals. Wealth management revenue was down $0.6 million and insurance revenue was down $1.5 million from the prior quarter. These declines were partially offset by increases in service charges and other income.

In comparison to the third quarter of 2021, noninterest income increased $0.4 million, or 2.6%. This increase is a testament to the strength of our diversification in revenues with wealth management and insurance driving the growth, which more than offset mortgage banking declines. The year-over-year increase in wealth management and insurance was a combined 10.6%.

Noninterest Expenses

Noninterest expense for the third quarter of 2022 totaled $41.5 million, which was flat compared to the prior quarter. The current quarter included $0.7 million of nonrecurring integration expenses for the Jefferson acquisition compared to $1.0 million in the second quarter. The current quarter also included an increase of $0.4 million of provision for unfunded commitments.

In comparison to the third quarter of 2021, noninterest expenses increased $5.2 million. The increase was primarily driven by the additional expense related to the Jefferson acquisition and overall inflationary changes.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the third quarter 2022 was 59.6% compared to 58.5% in the prior quarter and 52.7% for the same period last year.

Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.11%
Tier 1 capital to risk-weighted assets	12.28%
Common equity tier 1 capital to risk-weighted assets	11.91%
Leverage ratio	9.52%

The Company’s Board of Directors approved a regular quarterly dividend of $0.23 payable on December 1, 2022 for shareholders of record on November 17, 2022.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $6.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 157 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the U.S., state and local governments, customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s liquidity and capital positions, impair the ability of First Mid’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	As of
	September 30,	December 31,	September 30,
	2022	2021	2021

Assets
Cash and cash equivalents	$160,954	$168,602	$345,206
Investment securities	1,235,505	1,431,299	1,357,035
Loans (including loans held for sale)	4,720,290	3,995,523	3,947,769
Less allowance for credit losses	(58,777)	(54,655)	(53,983)
Net loans	4,661,513	3,940,868	3,893,786
Premises and equipment, net	90,659	81,484	81,823
Goodwill and intangibles, net	170,897	141,376	142,656
Bank owned life insurance	150,831	132,375	131,547
Other assets	181,024	90,578	91,306
Total assets	$6,651,383	$5,986,582	$6,043,359

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,334,686	$1,246,673	$1,242,950
Interest bearing	4,148,512	3,709,813	3,745,612
Total deposits	5,483,198	4,956,486	4,988,562
Repurchase agreement with customers	220,707	146,268	149,891
Other borrowings	181,232	86,446	112,641
Junior subordinated debentures	19,322	19,195	19,153
Subordinated debt	94,515	94,400	94,363
Other liabilities	51,694	49,893	51,524
Total liabilities	6,050,668	5,352,688	5,416,134

Total stockholders' equity	600,715	633,894	627,225
Total liabilities and stockholders' equity	$6,651,383	$5,986,582	$6,043,359

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$49,278	$43,292	$132,741	$119,973
Interest on investment securities	7,302	5,835	22,095	16,416
Interest on federal funds sold & other deposits	174	136	346	325
Total interest income	56,754	49,263	155,182	136,714
Interest expense:
Interest on deposits	4,915	2,234	9,586	6,980
Interest on securities sold under agreements to repurchase	428	52	632	179
Interest on other borrowings	1,927	359	2,848	1,178
Interest on jr. subordinated debentures	241	137	553	416
Interest on subordinated debt	986	985	2,958	2,954
Total interest expense	8,497	3,767	16,577	11,707
Net interest income	48,257	45,496	138,605	125,007
Provision for loan losses	142	1,103	4,001	12,679
Net interest income after provision for loan	48,115	44,393	134,604	112,328
Non-interest income:
Wealth management revenues	4,843	4,204	16,291	14,146
Insurance commissions	4,158	3,932	16,903	14,777
Service charges	2,445	1,838	6,737	4,741
Securities gains, net	79	11	81	88
Mortgage banking revenues	355	1,477	1,125	4,577
ATM/debit card revenue	3,101	3,060	9,213	8,900
Other	1,810	1,837	6,125	5,163
Total non-interest income	16,791	16,359	56,475	52,392
Non-interest expense:
Salaries and employee benefits	24,877	21,092	74,984	69,487
Net occupancy and equipment expense	5,903	5,382	18,131	15,834
Net other real estate owned (income) expense	58	1,507	243	3,551
FDIC insurance	479	268	1,341	1,198
Amortization of intangible assets	1,598	1,414	4,753	3,929
Stationary and supplies	361	299	997	850
Legal and professional expense	1,770	1,878	5,389	4,919
Marketing and donations	739	679	2,318	1,688
Other	5,764	3,802	15,333	18,478
Total non-interest expense	41,549	36,321	123,489	119,934
Income before income taxes	23,357	24,431	67,590	44,786
Income taxes	5,418	6,105	15,277	10,130
Net income	$17,939	$18,326	$52,313	$34,656

Per Share Information
Basic earnings per common share	$0.88	$1.01	$2.61	$1.94
Diluted earnings per common share	0.88	1.01	2.60	1.94

Weighted average shares outstanding	20,454,669	18,083,126	20,070,687	17,819,619
Diluted weighted average shares outstanding	20,535,215	18,136,146	20,145,435	17,872,639

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Interest income:
Interest and fees on loans	$49,278	$43,555	$39,908	$39,711	$43,292
Interest on investment securities	7,302	7,623	7,170	6,500	5,835
Interest on federal funds sold & other deposits	174	105	67	88	136
Total interest income	56,754	51,283	47,145	46,299	49,263
Interest expense:
Interest on deposits	4,915	2,523	2,148	2,057	2,234
Interest on securities sold under agreements to repurchase	428	137	67	52	52
Interest on other borrowings	1,927	645	276	336	359
Interest on jr. subordinated debentures	241	166	146	125	137
Interest on subordinated debt	986	986	986	985	985
Total interest expense	8,497	4,457	3,623	3,555	3,767
Net interest income	48,257	46,826	43,522	42,744	45,496
Provision for loan losses	142	907	2,952	2,472	1,103
Net interest income after provision for loan	48,115	45,919	40,570	40,272	44,393
Non-interest income:
Wealth management revenues	4,843	5,473	5,975	6,261	4,204
Insurance commissions	4,158	5,641	7,104	4,150	3,932
Service charges	2,445	2,236	2,056	2,067	1,838
Securities gains, net	79	2	-	36	11
Mortgage banking revenues	355	289	444	890	1,477
ATM/debit card revenue	3,101	3,214	2,898	3,074	3,060
Other	1,810	1,704	2,611	1,646	1,837
Total non-interest income	16,791	18,559	21,088	18,124	16,359
Non-interest expense:
Salaries and employee benefits	24,877	25,768	24,302	20,424	21,092
Net occupancy and equipment expense	5,903	6,073	6,155	5,712	5,382
Net other real estate owned (income) expense	58	218	(33)	315	1,507
FDIC insurance	479	436	426	406	268
Amortization of intangible assets	1,598	1,633	1,522	1,462	1,414
Stationary and supplies	361	325	311	311	299
Legal and professional expense	1,770	1,885	1,734	1,811	1,878
Marketing and donations	739	706	873	1,915	679
Other	5,764	4,471	5,098	4,038	3,802
Total non-interest expense	41,549	41,515	40,388	36,394	36,321
Income before income taxes	23,357	22,963	21,270	22,002	24,431
Income taxes	5,418	5,205	4,654	5,168	6,105
Net income	$17,939	$17,758	$16,616	$16,834	$18,326

Per Share Information
Basic earnings per common share	$0.88	$0.87	$0.86	$0.93	$1.01
Diluted earnings per common share	0.88	0.86	0.86	0.93	1.01

Weighted average shares outstanding	20,454,669	20,448,799	19,295,860	18,086,949	18,083,126
Diluted weighted average shares outstanding	20,535,215	20,529,523	19,358,457	18,135,380	18,136,146

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Loan Portfolio
Construction and land development	$142,801	$141,072	$131,504	$145,118	$180,061
Farm real estate loans	360,424	350,159	280,993	279,272	278,788
1-4 Family residential properties	436,625	424,230	417,232	400,313	412,565
Multifamily residential properties	298,321	330,600	369,926	298,942	306,911
Commercial real estate	1,996,338	1,976,654	1,965,321	1,666,198	1,583,255
Loans secured by real estate	3,234,509	3,222,715	3,164,976	2,789,843	2,761,580
Agricultural operating loans	160,511	142,406	121,708	151,484	126,534
Commercial and industrial loans	1,064,033	1,036,987	935,454	832,008	835,860
Consumer loans	100,783	94,828	89,685	78,442	80,064
All other loans	160,454	151,727	142,738	143,746	143,731
Total loans	4,720,290	4,648,663	4,454,561	3,995,523	3,947,769

Deposit Portfolio
Non-interest bearing demand deposits	$1,334,686	$1,369,756	$1,373,881	$1,246,673	$1,242,950
Interest bearing demand deposits	1,364,306	1,453,932	1,482,556	1,452,765	1,416,361
Savings deposits	657,592	683,944	685,228	626,523	612,404
Money Market	1,443,060	1,158,724	1,280,129	1,068,473	1,075,852
Time deposits	683,554	652,622	665,511	562,052	640,995
Total deposits	5,483,198	5,318,978	5,487,305	4,956,486	4,988,562

Asset Quality
Non-performing loans	$20,812	$19,981	$22,465	$22,036	$27,723
Non-performing assets	25,143	24,190	27,269	27,055	33,359
Net charge-offs (recoveries)	440	307	(5)	1,800	1,717
Allowance for credit losses to non-performing loans	282.42%	295.66%	260.29%	248.03%	194.72%
Allowance for credit losses to total loans outstanding	1.25%	1.27%	1.31%	1.37%[1]	1.39%[1]
Nonperforming loans to total loans	0.44%	0.43%	0.50%	0.55%	0.70%
Nonperforming assets to total assets	0.38%	0.36%	0.41%	0.45%	0.55%
Special Mention loans	25,298	35,849	64,160	66,235	76,222
Substandard and Doubtful loans	37,378	38,155	38,801	46,862	51,119

Common Share Data
Common shares outstanding	20,454,636	20,448,799	20,437,183	18,080,303	18,083,126
Book value per common share	$29.37	$30.63	$32.61	$35.06	$34.69
Tangible book value per common share (2)	21.01	22.17	24.07	27.24	26.80
Market price of stock	31.97	35.67	38.49	42.79	41.06

Key Performance Ratios and Metrics
End of period earning assets	$5,975,619	$6,024,815	$6,038,542	$5,504,517	$5,542,199
Average earning assets	6,063,061	5,975,821	5,817,752	5,539,819	5,396,239
Average rate on average earning assets (tax equivalent)	3.77%	3.50%	3.33%	3.37%	3.67%
Average rate on cost of funds	0.56%	0.30%	0.26%	0.26%	0.29%
Net interest margin (tax equivalent) (2)	3.21%	3.20%	3.07%	3.11%	3.38%
Return on average assets	1.07%	1.08%	1.05%	1.12%	1.25%
Return on average common equity	11.18%	11.02%	9.95%	10.74%	11.67%
Efficiency ratio (tax equivalent) (2)	59.64%	58.45%	58.59%	55.75%	52.73%
Full-time equivalent employees	1,051	1,025	1,050	965	960

[1] Excludes Paycheck Protection Loans
[2] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended September 30, 2022
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$22,130	$128	2.29%
Federal funds sold	7,152	38	2.11%
Certificates of deposits investments	1,417	8	2.24%
Investment Securities:
Taxable (total less municipals)	1,047,335	5,106	1.95%
Tax-exempt (Municipals)	318,870	2,780	3.49%
Loans (net of unearned income)	4,666,157	49,498	4.21%

Total interest earning assets	6,063,061	57,558	3.77%

NONEARNING ASSETS
Cash and due from banks	122,616
Premises and equipment	90,715
Other nonearning assets	458,854
Allowance for loan losses	(59,319)

Total assets	$6,675,927

INTEREST BEARING LIABILITIES
Demand deposits	$2,545,619	$3,570	0.56%
Savings deposits	674,524	149	0.09%
Time deposits	672,187	1,197	0.71%
Total interest bearing deposits	3,892,330	4,916	0.50%
Repurchase agreements	207,079	428	0.82%
FHLB advances	355,554	1,926	2.15%
Federal funds purchased	272	1	1.46%
Subordinated debt	94,491	986	4.14%
Jr. subordinated debentures	19,294	241	4.96%
Other debt	-	-	0.00%
Total borrowings	676,690	3,582	2.10%
Total interest bearing liabilities	4,569,020	8,498	0.74%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,418,028	Average cost of funds	0.56%
Other liabilities	47,131
Stockholders' equity	641,748

Total liabilities & stockholders' equity	$6,675,927

Net Interest Earnings / Spread		$49,060	3.03%

Impact of Non-Interest Bearing Funds			0.18%

Tax effected yield on interest earning assets			3.21%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)
	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Net interest income as reported	$48,257	$46,826	$43,522	$42,744	$45,496
Net interest income, (tax equivalent)	49,060	47,625	44,292	43,492	46,165
Average earning assets	6,063,061	5,975,821	5,817,752	5,539,819	5,396,239
Net interest margin (tax equivalent)	3.21%	3.20%	3.07%	3.11%	3.38%

Common stockholder's equity	$600,715	$626,268	$666,385	$633,894	$627,225
Goodwill and intangibles, net	170,897	172,871	174,499	141,376	142,656
Common shares outstanding	20,455	20,449	20,437	18,080	18,083
Tangible Book Value per common share	$21.01	$22.17	$24.07	$27.24	$26.80

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Adjusted earnings Reconciliation
Net Income - GAAP	$17,939	$17,758	$16,616	$16,834	$18,326
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	-	1,580	-	-
Branch optimization costs	-	-	-	-	999
Integration and acquisition expenses	524	777	469	225	348
Total non-recurring adjustments (non-GAAP)	$524	$777	$2,049	$225	$1,347

Adjusted earnings - non-GAAP	$18,463	$18,535	$18,665	$17,059	$19,673
Adjusted diluted earnings per share (non-GAAP)	$0.90	$0.90	$0.96	$0.94	$1.08

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$41,549	$41,515	$40,388	$36,394	$36,321
Other real estate owned property income (expense)	(58)	(218)	33	(315)	(242)
Amortization of intangibles	(1,598)	(1,633)	(1,522)	(1,462)	(1,414)
Branch optimization costs	-	-	-	-	(1,265)
integration and acquisition expenses	(663)	(983)	(594)	(285)	(440)
Adjusted noninterest expense (non-GAAP)	$39,230	$38,681	$38,305	$34,332	$32,960

Net interest income -GAAP	$48,257	$46,826	$43,522	$42,744	$45,496
Effect of tax-exempt income (1)	803	799	770	748	669
Adjusted net interest income (non-GAAP)	$49,060	$47,625	$44,292	$43,492	$46,165

Noninterest income - GAAP	$16,791	$18,559	$21,088	$18,124	$16,359
Gain on sales of investment securities, net	(79)	(2)	-	(36)	(11)
Adjusted noninterest income (non-GAAP)	$16,712	$18,557	$21,088	$18,088	$16,348

Adjusted total revenue (non-GAAP)	$65,772	$66,182	$65,380	$61,580	$62,513

Efficiency ratio (non-GAAP)	59.64%	58.45%	58.59%	55.75%	52.73%

'(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.